Exhibit 99.1

Power Solutions International, Inc. Secures $220 Million Committed Revolving

Credit Facility to Support Continued Growth

WOOD DALE, Ill., September 30, 2026 – Power Solutions International, Inc. (the “Company” or “PSI”) (Nasdaq: PSIX), a leader in the design, engineering and manufacture of emission-certified engines and power systems, announced that it has entered into a new $220.0 million committed revolving credit facility (the “Credit Facility”). The new three-year Credit Facility increases PSI’s committed borrowing capacity from $135.0 million to $220.0 million, providing enhanced liquidity and financial flexibility to support the Company’s continued growth and strategic initiatives. The Credit Facility matures on September 25, 2029. The Credit Facility replaces the Company’s prior credit facility with Standard Chartered Bank, which was repaid in full and terminated in connection with the closing of the Credit Facility.

Borrowings under the Credit Facility bear interest, at the Company’s option, at the applicable Term Secured Overnight Financing Rate (“SOFR”) plus 1.80% per annum or at an alternate base rate plus an applicable margin. SOFR borrowings under the prior facility bore interest at SOFR plus 2.60% per annum.

Richard Hu, Chief Executive Officer, commented, “The expansion of our committed credit facility is an important step in supporting PSI’s continued growth. The increased capacity and longer-term committed financing provide additional flexibility as we execute our strategy, serve our customers and pursue growth opportunities across our businesses.”

Kenneth Li, Chief Financial Officer, stated, “The increase in committed capacity from $135 million to $220 million, together with the reduction in our borrowing spread, strengthens our liquidity position and provides additional financial flexibility to support the Company’s continued growth. We appreciate the support of our banking partners and their confidence in PSI.”

The lenders under the Credit Facility are HSBC Bank USA, National Association, which also serves as administrative agent; Australia and New Zealand Banking Group Limited; Bank of China Limited, Chicago Branch; and BNP Paribas. Additional information regarding the Credit Facility is included in the Company’s Current Report on Form 8-K filed today with the U.S. Securities and Exchange Commission.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers and end-user customers within the power systems, industrial and transportation end markets. The Company’s in-house design, prototyping, engineering and testing capabilities allow PSI to customize high-performance engines using a fuel-agnostic strategy to run on a wide variety of fuels, including natural gas, propane, gasoline, diesel and biofuels.

PSI develops and delivers complete power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, demand response, and microgrid solutions, as well as products and packages supporting the growing data center markets. PSI’s industrial end market provides engine and battery powertrain solutions to serve applications such as forklifts, agricultural and turf, arbor care, industrial sweepers, aerial lifts, irrigation pumps, ground support, and construction equipment. PSI’s transportation end market provides engine powertrain solutions to specialized applications such as terminal tractors, port equipment, military vehicles, and other non-road vocational vehicles. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the Company’s current expectations and assumptions regarding future events. Words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “outlook,” “plan,” “position,” “project,” “prospect,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in or implied by such statements.

Important factors that could cause actual results to differ materially include, without limitation: the Company’s ability to comply with the financial and other covenants under the Credit Facility; the timing and ultimate conversion of Power Systems orders into revenue, including data-center-related orders, and the volume and timing of related shipments; quarterly variability in product mix and the corresponding effect on gross profit and gross margin; the cost, pace, throughput and operational outcomes of capacity ramp-up activities at the Company’s Wisconsin operations, including the duration and magnitude of related production costs; the Company’s ability to execute operational improvement initiatives on the anticipated timetable; the level and persistence of customer demand in the power systems, industrial and transportation end markets; volatility in oil and gas prices and corresponding demand for related products; supply-chain disruptions, component availability and supplier performance; macroeconomic, regulatory and trade conditions, including U.S. tariffs and trade restrictions; integration of recent and future acquisitions, including the acquisition of MTL Manufacturing & Equipment Inc.; the outcome of pending or threatened litigation and regulatory inquiries, including the previously disclosed putative federal securities class action; changes in management or other personnel, including the timing of any related disclosures; the ability to recruit and retain key employees; the impact of changes in our effective tax rate or applicable tax legislation; and the other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in the Company’s subsequent filings with the U.S. Securities and Exchange Commission, all of which are incorporated by reference into this press release.

The Company’s forward-looking statements speak only as of the date of this release. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are cautioned not to place undue reliance on any forward-looking statements.

Contact:

Power Solutions International, Inc.

Kenneth Li

Chief Financial Officer

630-284-9719

kli@psiengines.com